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                                                          Exhibit 23


                       Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statements (Form S-3 No. 33-55131, Form S-8 No. 333-28101, Form S-8 No. 333-28065, Form
S-8 No. 333-103069 and Form S-3/A No. 33-55131) of Sterling Financial Corporation and in the related prospectuses of our report dated January 27, 2004, with respect to the consolidated financial statements of Sterling Financial Corporation included in this Annual Report (Form 10-K) for the year ended December 31,2003.


                                                     /s/ Ernst & Young LLP
Philadelphia, Pennsylvania
March 12, 2004